SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.15

Enterprise Products Operating LLC

P.O. Box 4324

Houston, TX 77210-4324

Phone: (800) 430-6843 [Option 4]

Fax: (713) 803-2997

Term Purchase Contract

To:	Marlin Midstream LLC
Attn:	Reggie Hart

Fax #: 281-833-4832

Your#:	713-381 -6965

This confirms the following transaction negotiated between Enterprise Products Operating LLC and Marlin Midstream LLC.

Transaction Date:	5/1/2010
Seller:	See Exhibit A “Seller”
Buyer:	See Exhibit A “Buyer”
Contract Period:	See Exhibit A “Term”
Product:	See Exhibit A “Product”
Quantity:	See Exhibit A ‘Dedication Volume”
Free on Board:	See Exhibit A “Product Delivery Points”
Price:	See Exhibit A “Purchase Price”

Comments:	Exhibits “A” and “B” are hereby attached and made part of.

Marlin Midstream LLC		Enterprise Products Operating LLC
By Enterprise Products OLPGP, Inc.,
its sole manager

By:	/s/ Jeremy Ham	By:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

EXHIBIT “A”

Enterprise Products Operating LLC

May 1, 2010

BUYER

Enterprise Products Operating LLC (“Enterprise”).

SELLER

Marlin Midstream, LLC (“Marlin”).

TERM

Five (5) years effective May 1, 2010.

PRODUCT

Demethanized Mix (“Product”) meeting the Panola Pipeline (“Pipeline”) Demethanized Mix Product Specifications.

PRODUCT DELIVERY POINT

The flange connection from the Panola Pipeline to Enterprise’s Mont Belvieu, Texas Fractionation Facility (the “Enterprise Fractionator”).

DEDICATION VOLUME

Marlin commits to deliver or cause to be delivered to Enterprise each month during the term hereof ** barrels per day of Product owned and/or controlled by Marlin (“Dedication Volume”) from the Marlin Panola Gas Plant each month for the Term of this Demethanized Mix Purchase and Sale Agreement (the “Contract”).

RESERVED FRACTIONATION CAPACITY

Enterprise will reserve fractionation capacity at the Enterprise Fractionator (the “Reserved Capacity”) located in Mont Belvieu, Texas for the Product purchased from Marlin hereunder up to the Dedication Volume as follows (“Component Capacity Reservation”):

35% to 55% of the Dedication Volume for Ethane and lighter components in the Product; and

65% to 45% of the Dedication Volume for Propane and heavier components in the Product

The Dedication Volume shall be fractionated in such Reserved Capacity and shall not be subject to allocation, except during events of Force Majeure.

If in any month and on a day by day basis, Enterprise accepts Product for fractionation that exceeds the above Component Capacity Reservation, all such accepted and fractionated Product will be applicable to the Dedication Volume for that month only and shall not be deemed an increase in the Dedication Volume or the Component Capacity Reservation.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

If Enterprise does not accept Product for fractionation because it exceeds either portion of the above Component Capacity Reservation percentages and the total monthly volume of Product delivered by Marlin and accepted by Enterprise is less than the Dedication Volume, Producer will be deemed to have delivered less than the Dedication Volume regardless of the volume of Product that was available for delivery but was rejected by Enterprise for fractionation based on Marlin’s failure to comply with the Component Capacity Reservation percentages as set forth above.

SHORTFALL VOLUME

For the Term herein, any month in which Product delivered by Marlin and accepted by Enterprise is less than ** of the Dedication Volume for such month, except for events of Force Majeure, the then in effect Fixed Fee will be assessed on the Shortfall Volume. The “Shortfall Volume” shall be the difference between ** of the Dedication Volume and the actual volume of Product accepted and fractionated by Enterprise.

PURCHASE PRICE

The “Purchase Price” for each component of the Product will be determined by the monthly average of each of the daily high and low average prices quoted each day during an applicable delivery month for each component as published by the Oil Price Information Service (‘OPIS”) for “Any Current Month” Mont Belvieu for purity ethane and non TET propane, isobutane, normal butane and natural gasoline less the Fractionation Fee and less the Product Holdback Fee as defined below:

In the event OPIS publishes an Enterprise Mont Belvieu index price for purity ethane, propane, isobutane, normal butane and/or natural gasoline, then the Enterprise Mont Belvieu index price will become the OPIS price indices for calculating the Purchase Price. If OPIS ceases publication of Mont Belvieu prices for purity ethane, and Non TET propane, isobutane, normal butane and/or natural gasoline, then Enterprise and Marlin will mutually agree to an alternate index that is representative for product being fractionated, stored, received and delivered at or from Enterprise’s Mont Belvieu fractionation facility and Duncan Energy Partner’s Mont Belvieu Cavern’s storage facility.

FRACTIONATION FEE

The fee for fractionation of Product will be a minimum of ** cents per gallon (¢pg) and will adjust monthly based on the following formula:

**

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

PRODUCT HOLDBACK

Each month Enterprise may retain the Enterprise Fractionator working inventory of seven (7) days of Product. The volumes retained by Enterprise will be purchased by Enterprise in the month following the contract expiration date at that month’s contract price. In the event Marlin determines to not provide the Fractionator working inventory of Product, a “Holdback Fee” deduct of ** per gallon shall be applied.

FORCE MAJEURE

In addition to the events of Force Majeure specified in the General Terms and Conditions attached to this Agreement, any Force Majeure declared by the Enterprise Fractionator (a “Fractionator Force Majeure”) will additionally be an event of Force Majeure under this Agreement. Enterprise will provide notice to Seller of any Fractionator Force Majeure that affect this Agreement.

In the event Enterprise delivers a notice of an event of Fractionator Force Majeure, Enterprise may, in its sole discretion, notify Seller of a deferred price basis on which Enterprise would receive Product into the Product Delivery Point during the Fractionator Force Majeure (the “Deferred Price Notification”). Within five (5) Business Days of its receipt of such Deferred Price Notification, Seller will notify Enterprise of its election, in its sole discretion, to either accept such Deferred Price or reject such Deferred Price. In the event that Seller rejects such Deferred Price, Seller will reduce its Product deliveries to the Enterprise Fractionator by the volume effected by the Fractionator Force Majeure; provided, however, any deliveries by Seller from the effective time of the Fractionator Force Majeure until Enterprise’s receipt of notice of Seller’s election to accept or reject the Deferred Price shall be at the Deferred Price. In addition, Seller’s commitment hereunder shall be temporarily released during the term of such Fractionator Force Majeure plus an additional five (5) Business Days so that Seller may make temporary, alternative arrangements to either sell or fractionate its Product. In the event Seller accepts such Deferred Price, then all volumes of Product delivered by Seller during the period of the Fractionator Force Majeure will be at the Deferred Price.

CARBON DIOXIDE & GREEN HOUSE GASES

In the event that (i) a Governmental Authority imposes an Emission Requirement subsequent to the transaction date of this Agreement and (ii) as a result of Enterprise’s purchase of Seller’s Product, Enterprise incurs Emission Compliance Expenses associated with fractionating the Product it purchases from Marlin, Marlin would reimburse Enterprise for its pro-rata share of the Emission Expenses incurred solely attributable to Seller’s Product (“Marlin’s Emission Cost Allocation”).

Enterprise shall reasonably determine Marlin’s Emission Cost Allocation on a quarterly basis and invoice Marlin for such amount as soon as reasonably practical after the end of each calendar quarter during the Term of this Agreement and shall include in any such invoice its methodology utilized to calculate same and backup documentation to evidence that such costs were actually paid and incurred. Marlin shall pay said invoice within fifteen (15) Business Days of receipt of said invoice and the required backup information.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

In the event an Emission Requirement prohibits Enterprise from receiving or Seller from making a reimbursement for Marlin’s Emission Cost Allocation related to such Emission Requirement, there shall be automatically added to this Agreement a provision which restores to Enterprise the same economic bargain as would have resulted if Marlin, rather than Enterprise, had paid the Emission Compliance Expenses attributable to the services provided by Enterprise on behalf of Marlin hereunder.

For purposes of this Section, the following definitions shall apply:

“CO2” means carbon dioxide.

“Emission Compliance Expenses” shall mean the aggregate cost and expense incurred by Enterprise to comply with any Emission Requirement directly attributable to the fractionation of Marlin’s Product by Enterprise.

“Emission Requirement” means (i) any Legal Requirement imposing restrictions on the emissions of CO2 and/or GHGs, including, without limitation, tradable CO2 emission allowances, tradable carbon rights program, or any other program to reduce global warming, reduce CO2 emissions or mitigate climate change, or (ii) any Legal Requirement imposing or levying taxes, fines or other sums payable to a Governmental Authority with respect to the emission of CO2 and/or GHGs but limited directly and solely to the fractionation of Marlin’s Product purchased hereunder.

“GHGs” shall mean greenhouse gases other than CO2.

“Governmental Authority” means any U.S. domestic or foreign national, state, regional, local, or municipal governmental body, agency, instrumentality, authority or entity established or controlled by governments, or subdivision thereof, including, but not limited to, any legislative, administrative or judicial body, or any person acting in an official capacity.

Legal Requirement” shall mean any treaties, statutes, rules, regulations, decrees, ordinances, licenses, permits, compliance requirements, decisions, orders, directives, and agreements of, and/or concessions and arrangements authorized, enacted or implemented by a Governmental Authority covering and affecting fractionation services provided by Enterprise to Marlin hereunder.

INVOICE AND PAYMENT

Settlement for all Contracts between the parties subject to this Agreement shall be the 15th day of the month following the month of deliveries (the “Payment Date”), by wire transfer, if invoices are received by the buyer on or before the 12th day of such month. For invoices received by the buyer after the 12th day, payment is due to the seller, by wire transfer, within three (3) business days after receipt of the invoice (the “Secondary Payment Date”). If the Payment Date or Secondary Payment Date falls on a Saturday, Sunday, or bank holiday, payment shall be made on the succeeding banking day.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit “B”

Enterprise Products Operating LLC

Natural Gas Liquids Purchase, Sale or Exchange

General Terms and Conditions

1.	AGREEMENT: Pursuant to the terms and conditions set forth in these Natural Gas Liquids Purchase, Sale or Exchange General Terms and Conditions (“General Terms”) and the applicable Confirmation Notice, Delivering Party shall sell or exchange, as applicable, and Receiving Party shall purchase or exchange, as applicable, the Product set forth in the Confirmation Notice. Written offers and acceptances may be exchanged between the parties by mail, courier, delivery service, facsimile or hand delivery. Offers and acceptances may also be exchanged by verbal communications; provided, that the agreement resulting from such verbal communications shall be deemed by the parties to be evidenced by a facsimile confirming such agreement unless the party receiving it gives written notice of objection to its contents within three days after it is received.

2.	DEFINITIONS: As used herein

2.1.	“Agreement” shall mean (i) General Terms; (ii) the applicable Confirmation Notice; (iii) the Attachments, Exhibits, and Schedules referenced within or attached to the Confirmation Notice; and (iv) any amendments executed pursuant to the provisions of the Agreement.

2.2.	“Confirmation Notice” shall mean the writing evidencing the offer and acceptance for the purchase, sale or exchange transaction(s) contemplated by the Parties.

2.3.	“Delivering Party” shall mean the party that is delivering Product under this Agreement.

2.4.	“Receiving Party” shall mean the party that is receiving Product under this Agreement.

2.5.	“Product” shall mean the liquid hydrocarbons described in the Confirmation Notice.

3.	PRECEDENCE: In the event of a conflict between the provisions of the documents that comprise this Agreement, the provisions of the documents shall take precedence and govern and control the rights, obligations and duties of the parties in the following order of priority:

3.1.	The Confirmation Notice;

3.2.	Attachment A (Product Quality) to the Confirmation Notice, if applicable;

3.3.	Any other attachments to the applicable Confirmation Notice, if applicable;

3.4.	Marine Agreement, if applicable;

3.5.	Storage Agreement, if applicable; and

3.6.	General Terms.

4.	REPRESENTATIONS AND WARRANTIES:

4.1.	Delivering Party represents and warrants to the Receiving Party that:

4.1.1.	Delivering Party has title to the Product delivered by it hereunder or the right to deliver same, and DELIVERING PARTY AGREES TO INDEMNIFY, DEFEND AND HOLD RECEIVING PARTY HARMLESS FROM AND AGAINST ANY LOSS, CLAIM OR DEMAND BY REASON OF ANY FAILURE OF SUCH TITLE OR RIGHT OR BREACH OF THIS WARRANTY; and

4.1.2.	Product delivered hereunder shall be delivered in full compliance with all federal and state laws, rules and regulations and orders that may be applicable thereto; and

4.1.3.	Product delivered hereunder shall be free from all taxes, liens, claims or other charges.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.2.	Receiving Party represents and warrants to the Delivering Party that:

4.2.1.	Receiving Party is knowledgeable and aware that the Product delivered hereunder are hazardous materials and Receiving Party is sophisticated and knowledgeable of (i) the hazards and risks associated with such Product, and (ii) the handling, receipt, transportation, storage and use of such Product;

4.2.2.	Product received hereunder shall be received in full compliance with all applicable federal and state laws, rules and regulations and orders that may be applicable thereto; and

4.2.3.	Receiving Party is knowledgeable and aware that odorant loss, degradation or absorption may occur during the transportation and storage of Product and the resulting potential for lack of warning of Product presence.

4.3.	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE PRODUCT OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.	DELIVERY:

5.1.	Delivery shall be made at times within the usual business hours of the delivering or receiving terminal. The Receiving Party shall specify, by reasonable advance notice, necessary shipping instructions to the Delivering Party, and the Delivering Party shall prepare and deliver to the Receiving Party copies of bills of lading and other shipping papers as may be agreed.

5.2.	For exchanges, aggregate quantities delivered by the respective parties shall be kept in reasonable balance at all times, unless otherwise agreed to in writing in advance by the parties. On termination of the exchange, deliveries shall be continued to the deficient party until the quantities are equal, unless the parties agree otherwise.

5.3.	When delivery is point of origin, delivery shall be deemed by the parties to have been completed:

5.3.1.	To marine vessels, when the Product has passed the loading facility’s flange connection to the vessel’s loading equipment;

5.3.2.	To rail tank cars, when the carrier accepts the tank car for shipment if tank cars supplied by the Delivering Party or when the Product has passed the loading facility’s flange connection to the tank car’s permanent flange connection if tank cars are supplied by the Receiving Party;

5.3.3.	To pipelines, when the Product has passed the downstream flange of the meter equipment metering the Product for delivery or when the Product has otherwise been taken into custody by the pipeline; or

5.3.4.	To transport or tank trucks, when the Product has passed the Delivering Party’s loading equipment and when the Product passes the loading facility’s flange connection to the truck (for flange-connected deliveries).

5.4.	When delivery is point of destination, delivery shall be deemed by the parties to have been completed:

5.4.1.	From marine vessels, when the Product has passed the vessel’s discharge flange;

5.4.2.	From tank cars, when the carrier delivers the tank car at the destination;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.4.3.	From pipelines, when the Product has passed the upstream flange of the meter equipment metering the Product for delivery; or

5.4.4.	From transport or tank trucks, when the Product has passed the truck’s delivery equipment.

5.5.	After completion of delivery of Product by the Delivering Party, Delivering Party shall not be liable to Receiving Party for reductions in quantity or degradations of quality of such Product in the custody of Receiving Party or Receiving Party’s designee. Receiving Party agrees that, after delivery, the handling, care or use of Product shall be at the Receiving Party’s sole risk and expense.

5.6.	When by an in-line transfer, upon execution of the order by the pipeline carrier

5.7.	When an inventory transfer, delivery shall be deemed complete upon receipt of acceptable documentation.

6.	ODORIZATION:

6.1.	PROPANE: By executing the Confirmation Notice, the Receiving Party has, unless indicated to the contrary on the face of the Confirmation Notice, instructed the Delivering Party that propane delivered hereunder be odorized by the Delivering Party at or before delivery by the addition of ethyl mercaptan in the ratio of approximately one and one-half (1.50) pounds per 10,000 gallons; provided, however, the Receiving Party may instruct the Delivering Party in writing on the face of the Confirmation Notice that (i) a different quantity of ethyl mercaptan be added; (ii) an odorant other than ethyl mercaptan be added; or (iii) no odorant be added by the Delivering Party. In any event, the Receiving Party shall indemnify and hold the Delivering Party harmless from any and all claims, losses, costs, causes of action, damages and expenses, including without limitation reasonable legal fees, resulting from or arising out of or in connection with the Delivering Party’s compliance with the Receiving Party’s odorization instructions. From and after the delivery of propane hereunder to the Receiving Party or the Receiving Party’s carrier, the Receiving Party shall indemnify and hold the Delivering Party harmless from and against any and all claims, losses, costs, damages, causes of action and expenses, including without limitation reasonable legal fees, arising out of or in connection with any acts or omissions by the Receiving Party or the Receiving Party’s agents, employees, customers or by others having possession or control of the propane with respect to the following: (i) the sale, delivery, use, transportation or storage of such propane; (ii) the selection by the Receiving Party of ethyl mercaptan or any other substance as the odorant for such propane; or (iii) any failure to act in strict accordance with the provisions of the Material Data Safety Sheet provided by the Delivering Party to the Receiving Party with respect to such propane; provided, however, the Receiving Party shall have no such duty of indemnification to the Delivering Party in the event of a final judicial determination that any such claims, losses, costs, damages or expenses were incurred by the Delivering Party solely as a result of the Delivering Party’s failure to comply with the terms hereof. By executing the Confirmation Notice, Receiving Party represents and warrants to the Delivering Party that at all times during the term of this Agreement Receiving Party’s operations shall comply with NFPA 58, Liquefied Petroleum Gas Code, Section 1.3.2 (concerning determination of the presence of odorant),as amended from time to time.

6.2.	ALL OTHER PRODUCTS: Unless otherwise expressly specified on the face of the Confirmation Notice by the Receiving Party, the Receiving Party hereby warrants, represents and certifies to the Delivering Party that ODORIZATION OF THE PRODUCT IS NOT REQUIRED, because odorization would be harmful in the use or further processing of the Product or would serve no useful purpose as a warning agent in such use or further processing.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

7.	QUANTITY: The quantity of Product to be delivered hereunder is set forth in the Confirmation Notice.

8.	PRICE: If a price specified herein includes a payment or allowance of any common carrier transportation charges by the Delivery Party, the price shall be adjusted to reflect changes in common carrier rates for such transportation in effect at the date of transport.

9.	PASSAGE OF TITLE AND RISK OF LOSS: TITLE TO THE PRODUCT AND RISK OF LOSS FOR THE PRODUCT SHALL PASS TO THE RECEIVING PARTY UPON DELIVERY.

10.	MEASUREMENT: Unless otherwise set forth in the Confirmation Notice, the quantity of Product covered hereunder shall be measured in the manner customarily utilized at the point of delivery, in accordance with the following:

10.1.	For deliveries into or out of rail tank cars, quantity shall be determined by certified and calibrated meter with no vapor return, certified tank car capacity tables, or weighing in accordance with the latest revisions to GPA Publications 8182 and 8173.

10.2.	For deliveries into or out of transport and tank truck equipment, quantity shall be determined by certified calibrated meter with no vapor return, weighing, slip tube, or rotary gauging device in accordance with the latest revision to GPA Publication 8182 and all appropriate GPA and API standards.

10.3.	For deliveries into or out of pipelines, quantity shall be determined by turbine or positive displacement pipeline meters in accordance with API Manual of Petroleum Measurement Standards.

10.4.	For deliveries into or out of marine vessels, quantity shall be determined by shore tank gauges, calibration tables or by recognized licensed inspector. Volumes of LPG Product shall be corrected to a temperature of sixty degrees Fahrenheit (60° F) in accordance with the GPA or ASTM volume correction tables applicable on the date of shipment. A barrel shall consist of 42 U.S. gallons, and a gallon shall contain 231 cubic inches.

10.5.	Turbine or positive displacement meters used for quantity determinations shall not allow vapor return.

10.6.	All quantities shall be adjusted to sixty degrees Fahrenheit and equilibrium vapor pressure of the Product at sixty degrees Fahrenheit.

10.7.	Volume and compressibility correction factors shall be determined from referenced API tables or computer programs used to generate these tables.

11.	CLAIMS:

11.1.

The Delivering Party shall have no liability to the Receiving Party for any shortage in quantity (determined using industry standard outage tables and temperature correction calculations) or defect in quality of Product sold and delivered hereunder unless a) the Receiving Party gives the Delivering Party notice of the Receiving Party’s claim by telex or

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

other electronic means and the Delivering Party is given an opportunity to inspect the Product in question prior to unloading or, in case of any latent defect in quality, the Receiving Party gives the Delivering Party notice thereof within forty-eight (48) hours after the Receiving Party discovers such defect and b) in case of a shortage in quantity in a delivery by tank car, the shortage is greater than 2% of the quantity of Product shown on the bill of lading. The Delivering Party shall have no liability for any defect in any Product which has been commingled in any way with a similar Product obtained elsewhere or with a different Product, regardless of where obtained. Every notice of claim shall set forth fully the facts upon which the claim is based. Any claim of any kind by the Receiving Party based upon or arising out of this Agreement or otherwise shall be barred unless asserted by the Receiving Party by the commencement of an action within (12) twelve months after the delivery of the Product or other event, action or inaction to which such claim relates. The Receiving Party’s exclusive remedy for any and all claims for loss or damage arising out of this Agreement, including but not limited to any alleged breach of warranty, breach of contract, negligence or strict liability, shall be limited at the Delivering Party’s option to either the refund of the purchase price or the replacement of the particular Product upon which a claim is based. IN NO EVENT SHALL THE DELIVERING PARTY BE LIABLE FOR PROSPECTIVE PROFITS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER OR NOT ARISING OUT OF NEGLIGENCE.

11.2.	The Delivering Party shall not be liable for quantity or quality claims made after completion of delivery for rail tank car deliveries when delivery is made into rail tank cars supplied by Receiving Party.

11.3.	If a destination delivery by the Delivering Party’s rail tank car is determined to have arrived less than fully loaded, Receiving Party shall notify Delivering Party prior to unloading, and the parties shall promptly agree to an operational plan for the less-than-fully-loaded rail car.

12.	QUALITY:

12.1.	All Product delivered under this Agreement shall meet the specifications for that Product, if any, set forth in Exhibit B to the Confirmation Notice and/or Product Quality Specifications attached to this Agreement.

12.2.	If no Product specifications are set forth in the Agreement, delivered Product shall in all respects meet the latest Gas Processors Association specifications for that Product and contain no deleterious substances or concentrations of any contaminants that may make it or its components commercially unacceptable in general industry practice.

12.3.	Any requirements of Receiving Party pertaining to potential contaminants and/or specific hydrocarbon composition not listed in the Product Quality Specifications must be identified by Receiving Party and allowable concentrations agreed to in writing by both parties prior to the delivery.

13.	MATERIAL SAFETY DATA SHEETS: The Receiving Party acknowledges receipt of the Delivery Party’s Material Safety Data Sheet for each Product specified in the Confirmation Notice and its awareness of the hazards or risks in handling or using each Product. The Delivery Party and the Receiving Party shall maintain compliance with all safety and health related governmental requirements concerning each Product. The Receiving Party shall take steps as are reasonable and practicable to inform its employees, agents, contractors and customers of any hazards or risks associated with the Product, including but not limited to dissemination of pertinent information contained in the Material Safety Data Sheet, as appropriate.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

14.	INSPECTION:

14.1.	Unless otherwise specified Receiving Party shall provide gauging, sampling and testing at no cost to Delivery Party. Each party shall be entitled to have its representatives present during loading, unloading, sampling, testing and measuring.

14.2.	If the Receiving Party has reason to believe that Product does not meet the quality specifications under the Agreement, the parties shall collect a Product sample and submit same to a mutually agreeable independent laboratory for analysis. The results obtained by the independent laboratory shall be conclusive. Costs for the sampling and testing shall be borne equally by the parties.

14.3.	Either party may secure third party inspectors to perform gauging, sampling, and testing. Unless otherwise agreed to in writing, such gauging, sampling and testing shall be at the sole expense of the requesting party.

15.	TANK CARS:

15.1.	If delivery is made in Delivering Party’s tank cars, Receiving Party agrees to promptly accept such cars upon arrival at destination and notification of readiness from the delivering carrier. Receiving Party agrees to unload such tank cars within five days of arrival at destination and promptly return such cars via the routing specified by the Delivering Party.

15.2.	Receiving Party shall pay Delivering Party the greater of: Fifty Dollars ($50.00) per day per tank car or the then-applicable third party daily lease rate for such tank cars on the spot market in the nearest vicinity to the delivery point of the Product, for any tank cars detained by Receiving Party for more than five (5) days.

15.3.	Receiving Party shall reimburse Delivering Party for any excess mileage charges, which may become due by reason of Receiving Party’s failure to conform to Delivering Party’s return routing instructions.

15.4.	Receiving Party shall not divert any tank cars supplied by Delivering Party without the express prior written consent of Delivering Party.

16.	MARINE DELIVERIES: If delivery hereunder is to be accomplished by marine vessel, the provisions set forth in the applicable “Marine Agreement” and “Storage Agreement” between the Delivering Party and the Receiving Party shall apply to such deliveries.

17.	INVOICES AND TERMS OF PAYMENT: Invoices will be prepared by the Delivering Party and transmitted to the Receiving Party from time to time as set forth in the applicable Confirmation Notice. Each delivery of Product hereunder shall be considered a lot, and the Receiving Party shall be liable to pay the agreed price for such Product without regard to Delivering Party’s breach or failure to deliver subsequent Product. Unless otherwise specified in the Confirmation Notice, payment shall be made within ten days of receipt of invoice and supporting documentation by wire transfer of immediately available US funds. All payments hereunder are due and payable at Delivering Party’s address set forth in this Agreement or at such other address as may be specified by notice to the other party and shall be made to the account specified in the applicable invoice. All sums due under any invoice shall be payable without discount upon receipt of said invoice. If payment is not made within the specified time, Delivering Party, at its sole election and in its sole discretion:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

17.1.	May offset all or any portion of the undisputed unpaid balance against funds owed by the Delivering Party under this Agreement or any other agreement between the parties; and/or

17.2.	Shall be entitled to recover its reasonable costs of collection, institution of any suit or advice or service incident to the breach of any other condition of this agreement by the Receiving Party and on account of bankruptcy proceedings by or against the Receiving Party, including attorney’s fees; and/or

17.3.	Shall be entitled to collect interest for late payments from the due date to date of payment at the lesser of 1) the rate of interest established by Chase Manhattan Bank, New York, N.Y., from time-to-time as its prime rate, or 2) the maximum non-usurious interest rate which may be charged pursuant to applicable Texas law, Article 5069-1.04 Texas Rev. Civ. Stat. as amended; and/or

17.4.	May suspend deliveries until the Receiving Party has paid in full for all Product delivered.

17.5.	May require Receiving Party to pay cash at the time of delivery; or provide such other collateral security as Delivering Party in its discretion may specify; and/or

17.6.	May terminate this Agreement or any portion hereof immediately and without notice.

Delivering Party’s exercise of any rights reserved under this Section 17 shall be without prejudice to any claim for damages or other rights or remedies available to it under this Agreement or applicable law.

18.	FINANCIAL RESPONSIBILITY: Delivering Party’s obligations to commence performance under this Agreement are expressly conditioned upon satisfaction by Receiving Party of Delivering Party’s credit terms and requirements. Notwithstanding anything to the contrary in this Agreement, if in the sole judgment of Delivering Party, the financial responsibility of Receiving Party becomes impaired or unsatisfactory, advance cash payment or acceptable security (including but not limited to a letter of credit in a form acceptable to the Delivering Party from a financial institution acceptable to Delivering Party) may be required by Delivering Party, and if Receiving Party fails to provide such payment or security, Delivering Party may, without waiving any rights or remedies: (i) withhold further deliveries until such payment or security is received; or (ii) terminate this Agreement, without prejudice to any rights or remedies it may have hereunder or by law, in either case by giving written notice to the Receiving Party. Receiving Party’s duty to provide the specified credit assurance shall be a condition precedent to Delivering Party’s obligation to perform under this Agreement. Delivering Party’s right of strict performance of the Receiving Party’s obligations shall not be affected by any previous waiver, forbearance or course of dealing.

19.

FORCE MAJEURE: If either party is rendered unable, wholly or in part, to perform its obligations under this Agreement (other than to make payments due hereunder) due to force majeure, defined herein as any cause or causes beyond the control of the party affected (including but not limited to fire; explosion; riots; strikes; labor disputes; breakdown of machinery; compliance voluntary or involuntary with any law, order, rule, regulation, recommendation, or request, whether valid or invalid, of any government or international agency or authority or person purporting to act

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

thereunder; shortage, allocation or failure of the usual means of transportation of Product or supplies; partial or total failures or shortages in supply, or inability for any reason to obtain supplies; or inability for any reason to obtain materials to be used in the manufacture of Product), then upon the affected party giving prompt notice and full particulars of such force majeure to the other party, the obligations of the affected party shall be suspended for the duration of such inability to perform, and such cause shall so far as possible be remedied with all reasonable dispatch. Notwithstanding the foregoing, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty. The above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

20.	INDEMNITIES AND LIABILITY:

20.1.	DELIVERING PARTY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO: DEFEND, INDEMNIFY AND HOLD RECEIVING PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, BORROWED SERVANTS AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY’S FEES), OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR BEFORE DELIVERY OF PRODUCT TO RECEIVING PARTY UNDER THIS AGREEMENT AND/OR ARISE IN CONNECTION WITH DELIVERING PARTY’S OR ITS REPRESENTATIVE’S OR AGENT’S LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, DELIVERING PARTY’S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT THE RECEIVING PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE THE CAUSE OF SUCH INJURIES OR DAMAGES, BUT SUCH INDEMNITY SHALL BE APPLICABLE DESPITE THE CONCURRENT NEGLIGENCE OF THE RECEIVING PARTY.

20.2.	RECEIVING PARTY AGREES, TO THE FULLEST EXTENT PERMITTED BY LAW AND REGARDLESS OF THE PRESENCE OR ABSENCE OF INSURANCE, TO: DEFEND, INDEMNIFY AND HOLD DELIVERING PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, BORROWED SERVANTS AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, COSTS AND EXPENSES (INCLUDING COURT COSTS, ANY COST OR EXPENSE OF INCIDENT INVESTIGATION AND REASONABLE ATTORNEY’S FEES), OR ANY LIABILITY ARISING FROM OR ON ACCOUNT OF INJURY, DEATH OR DAMAGE WHICH OCCUR DURING OR AFTER DELIVERY OF PRODUCT TO RECEIVING PARTY UNDER THIS AGREEMENT AND/OR ARISE IN CONNECTION WITH RECEIVING PARTY’S OR ITS REPRESENTATIVE’S OR AGENT’S LOADING, TRANSPORTATION, STORAGE, OR HANDLING OF PRODUCT COVERED BY THIS AGREEMENT; PROVIDED, HOWEVER, RECEIVING PARTY’S INDEMNITY OBLIGATION SHALL NOT APPLY TO THE EXTENT THAT THE DELIVERING PARTY’S SOLE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED TO BE THE CAUSE OF SUCH INJURIES OR DAMAGES, BUT SUCH INDEMNITY SHALL BE APPLICABLE DESPITE THE CONCURRENT NEGLIGENCE OF THE DELIVERING PARTY.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

20.3. UNLESS OTHERWISE AGREED TO BY THE PARTIES IN WRITING, ALL OF THE PROPANE PRODUCT DELIVERED UNDER THIS AGREEMENT SHALL BE ODORIZED. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, UPON RECEIPT FROM DELIVERING PARTY OF DOCUMENTATION OF THE REQUIRED ODORIZATION, RECEIVING PARTY’S INDEMNIFICATION OBLIGATION UNDER THIS AGREEMENT SHALL INCLUDE, AMONG ANY OTHER CLAIMS THOSE COMPRISING OR ASSERTING LACK OF OR INADEQUATE WARNING MATERIALS; IMPROPER AMOUNTS, USE OR TYPE OF ODORANT; “ODORANT FADING;” LACK OF WARNING OR SUPPLEMENTAL WARNING SYSTEMS (SUCH AS GAS DETECTORS) AND IMPROPER TRAINING OR MONITORING OF RECEIVING PARTY’S WARNING OR TRAINING PROGRAMS RESPECTING ODORIZATION. RECEIVING PARTY’S INDEMNITY OBLIGATION UNDER THIS SECTION SHALL BE APPLICABLE EVEN IF SUCH INJURIES OR DAMAGES ARE DETERMINED TO HAVE BEEN PARTLY OR WHOLLY CAUSED BY THE FAULT OR NEGLIGENCE OF DELIVERING PARTY OR IF LIABILITY WITHOUT FAULT IS IMPOSED ON DELIVERING PARTY.

21.	INSURANCE:

21.1.	Unless Receiving Party is self-insured and has provided Delivering Party satisfactory evidence of such self-insurance acceptable to Delivering Party, in its sole discretion, Receiving Party agrees to procure and maintain or cause its agents, contractors and their subcontractors, and representatives to procure and maintain insurance coverage. Such insurance shall be in compliance with the requirements of the law of the state in which delivery of the Product will occur with respect to the receipt of product hereunder and/or activities related thereto.

21.2.	Delivering Party shall retain the right, in its sole discretion, upon thirty days advance written notice to Receiving Party, to require insurance coverage greater than the requirements of the law of the state in which delivery of the Product will occur.

21.3.	Receiving Party acknowledges and agrees that Delivering Party shall not insure Receiving Party’s products, servants and/or property, nor the Product(s), property and/or servants of others. Insurance required by the above provisions, if any, and deductibles associated therewith shall be carried and paid, as applicable, by the Receiving Party at its own expense.

21.4.	If Receiving Party carries any insurance on its Product(s), property and/or servants, Receiving Party and Receiving Party’s insurance carrier(s) shall waive subrogation against Delivering Party, its affiliates, subsidiaries and parents and its and their officers, employees, representatives and agents. Copies of such waivers shall be furnished to Delivering Party.

22.	ASSIGNMENT: This Agreement shall extend to and be binding upon the parties hereto, their successors and assigns, but it is expressly agreed that neither party shall assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

23.	NOTICE: Any notice hereunder shall be in writing and shall be delivered personally, by mail, or by facsimile to the party’s address set forth in the Agreement, unless changed by notice. Notice shall be deemed to have been given on the date of the delivery thereof to the party receiving such notice.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

24.	AUDIT: Each party and its duly authorized representatives shall have access to the accounting records and other documents maintained by the other party which relate to the measurement, composition or handling of the Product being delivered under this Agreement. Each party shall have the right to audit such records once a year at any reasonable time or times within twenty-four (24) months of the rendition of any statement or invoice forming the basis of such claim. Neither party shall make claim on the other for any adjustment after said twenty-four month period.

25.	TAXES: Any tax, fee, charge or other extraction, now or hereafter enacted, levied or assessed by any federal, state, local or other governmental authority upon, or as a result of the transaction(s) herein provided for, or the goods or source materials thereof which are the subject matter of this Agreement, shall, if paid or payable by Delivering Party, regardless of whether paid or payable by Delivering party directly to the collecting authority or to a third party collecting or being reimbursed for having paid such tax, fee, charge or other extraction, be paid by Receiving Party on demand by Delivering Party. The party having title thereto at the time of such assessment shall pay personal property taxes levied or assessed by any governmental authority upon the Product covered by this Agreement. Receiving Party shall furnish Delivering Party proper exemption certificate(s) where tax exemption is claimed on any Product(s) delivered hereunder.

26.	LIMITATION OF LIABILITY: NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SPECIAL DAMAGES.

27.	ALLOCATION: Receiving Party waives and agrees not to exercise any rights it may have under any federal or state allocation rules or regulations to call upon Delivering Party to make Product available to Receiving Party after the expiration of this Agreement; provided such rule or regulation does not make it mandatory for Delivering Party to supply the Product.

28.	U.S. GOVERNMENT SUBCONTRACT REQUIREMENTS: If this contract is a subcontract under contract(s) with the Government, it incorporates by this reference, and each party shall always comply with, all provisions required by all laws, regulations, and orders applicable to a covered subcontract, including without limitation those relating to equal employment opportunity, utilization of minority business enterprises and employment of the handicapped.

29.	BRAND NAMES: Unless otherwise specifically agreed to by the parties in writing, Receiving Party shall not represent, or authorize or permit any other person to represent, that Product delivered hereunder is the Product of Delivering Party. All Product delivered hereunder shall be used or sold under Receiving Party’s brand names or under brand names approved by Delivering Party, and Receiving Party shall not allow said Product to be used or sold under any other brand names.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

30.	CONDUCT OF PARTIES’ BUSINESS: Each party in the performance of this Agreement is engaged in an independent business, and nothing herein contained shall be construed as giving either party any right to control the other party in any way in the performance of the other party’s business. Neither party shall have any right to exercise control over any of the other party’s employees, representatives, agents or contractors of any level except to the extent of any safety requirements for delivery of Product under this Agreement.

31.	GOVERNING LAW: THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ANY LEGAL ACTION OR PROCEEDING AGAINST A PARTY WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN A FEDERAL OR STATE COURT LOCATED IN THE SOURTHERN DISTRICT OF TEXAS; AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY, IRREVOCABLE AND UNCONDITIONALLY, THE JURISDICTION OF THESE COURTS.

32.	CONFIDENTIALITY: Each party shall hold as confidential any information concerning the terms of this Agreement.

33.	SEVERABILITY: The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of any other provision hereof or of this Agreement as a whole. In case of any such invalidity, this Agreement shall be construed to the maximum extent possible as if such invalid provision had not been included herein.

34.	NO THIRD PARTY BENEFICIARY: Nothing in this Agreement shall entitle any persons other than Delivering Party or Receiving Party or their successors or assigns, to any claim, cause of action, remedy or right of any kind relating to the transaction(s) contemplated by this Agreement.

35.	WAIVER: Waiver by either party of the breach of any provision(s) hereof by the other party shall not be deemed to be a waiver of the breach of any other provision(s) hereof or of any subsequent or continuing breach of such provision(s).

36.	ALTERATIONS: This Agreement contains the entire Agreement of the parties respecting the matters addressed herein, and no oral promises, agreements or warranties shall be deemed a part hereof. Nor shall any alteration or amendment of this Agreement or waiver of any of its provisions be binding upon either party hereto unless the same is in writing and signed by the party to be charged, except as provided in Paragraph 1 above.

37.	CONSTRUCTION OF AMBIGUITY: The parties acknowledge and agree that the terms and conditions of this Agreement were freely negotiated and drafted by the parties. The parties expressly agree that: in the event of any ambiguity in any of the terms and conditions of this Agreement, (including any Attachments, Exhibits or Schedules hereto whether or not placed of record), such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

38.	HEADINGS: The headings of the Articles, Sections and Paragraphs of this Agreement are for convenience of reference only and shall not constitute a part nor modify, define or limit any of the terms or provisions hereof.

39.	TEXAS DECEPTIVE TRADE PRACTICES (CONSUMER PROTECTION) ACT: THE PARTIES CERTIFY THAT THEY ARE NOT “CONSUMERS” WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES (CONSUMER PROTECTION) ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.41, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED (“DTPA”). THE PARTIES COVENANT FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE THAT IF THE DTPA IS APPLICABLE TO THIS AGREEMENT: (1) THE PARTIES ARE ‘BUSINESS CONSUMERS” AS THAT TERM IS DEFINED IN THE DTPA; (2) OTHER THAN SECTION 17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES THEREUNDER AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCFESSORS AND ASSIGNS; AND (3) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THE INDEMNIFYING PARTY OR ANY OF ITS SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES OR SUBSIDIARIES BASED IN WHOLE OR IN PART ON THE DTPA AND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.